As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harpoon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3458693
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

611 Gateway Boulevard, Suite 400 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

2022 Inducement Plan

(Full titles of the plans)

Julie Eastland

President and Chief Executive Officer

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

(650) 443-7400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Maggie Wong

Marianne Sarrazin

Alicia Tschirhart

Goodwin Procter LLP

Three Embarcadero Center

San Francisco, CA 94111

(415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

Harpoon Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (i) 847,206 shares of common stock under the Harpoon Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and (ii) 169,441 shares of common stock under the Harpoon Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”). The registration of additional shares under the 2019 Plan and ESPP are pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

In addition, the Registrant is registering 350,500 additional shares of common stock reserved for future grant to eligible persons under the Harpoon Therapeutics, Inc. 2022 Inducement Plan (the “Inducement Plan”).

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to (i)  the 2019 Plan and the ESPP filed by the Registrant with the Securities and Exchange SEC (the “SEC”) on March 27, 2023 (File No. 333-270883), March 10, 2022 (File No. 333-263453), March 10, 2021 (File No.  333-254098), March 13, 2020 (File No.  333-237173) and February 8, 2019 (File No. 333-229592) and (ii) the Inducement Plan filed by the Registrant with the SEC on August 10, 2022 (File No. 333-266747).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the SEC (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

(b)

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

(c)

the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May  11, 2023, August 9, 2023 and November  9, 2023, respectively;

(d)

the Registrant’s Current Reports on Form 8-K filed with the SEC on March  27, 2023 (except with respect to Item 2.02), March  31, 2023, June 23, 2023, September  1, 2023, September  13, 2023 (except with respect to Item 7.01), September  29, 2023, October 23, 2023, October  24, 2023, November  24, 2023 and November 28, 2023; and

(e)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38800) filed with the SEC on February 5, 2019, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38800), filed with the SEC on August 5, 2019).

4.2`	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on form 8-K (File No. 001-38800, filed with the SEC on September 1, 2023).

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on February 13, 2019).

4.4	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2019 Equity Incentive Plan and forms of grant notice, stock option and restricted stock unit awards agreements and notice of exercise thereunder (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

99.2	2019 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

99.3	Harpoon Therapeutics, Inc. 2022 Inducement Award Plan, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on January 5, 2024.

Harpoon Therapeutics, Inc.

By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julie Eastland and Frank Lanza, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie Eastland Julie Eastland	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2024

/s/ Frank Lanza Frank Lanza	Corporate Controller (Principal Financial and Accounting Officer)	January 5, 2024

/s/ Scott Myers Scott Myers	Chairman of the Board of Directors	January 5, 2024

/s/ Joseph Bailes, M.D. Joseph Bailes, M.D.	Director	January 5, 2024

/s/ Mark Chin Mark Chin	Director	January 5, 2024

/s/ Jonathan Drachman, M.D. Jonathan Drachman, M.D.	Director	January 5, 2024

/s/ Ronald Hunt Ronald Hunt	Director	January 5, 2024

/s/ Andrew Robbins Andrew Robbins	Director	January 5, 2024

/s/ Lauren Silvernail Lauren Silvernail	Director	January 5, 2024